Amended & Restated Master Lease

Lessor:
Cyan, Inc., a Delaware corporation having its principal place of business located at 1383 N. McDowell Blvd., Ste. 300, Petaluma, CA 94954.
Lessee:
Windstream Supply LLC, an Ohio limited liability company having its principal place of business located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212.
Master Lease Provisions
1.    LEASE. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the personal property described in a Schedule or Schedules to this Master Lease from time to time signed by Lessor and Lessee upon the terms and conditions set forth in this Master Lease and in the related Schedule (such property together with any and all replacements, substitutions, parts, improvements, repairs, accessories, insurance proceeds, subleases (if any), and all additions incorporated therein or affixed thereto collectively being referred to herein as the "Equipment"). Each Schedule shall constitute a separate lease and incorporate all the terms and conditions of this Master Lease therein, and contain such additional terms and conditions as the parties hereto shall agree. References in this Master Lease to "this Lease", "hereunder" and "herein" shall be construed to mean this Master Lease and each Schedule that incorporates this Master Lease. Lessee's execution of a Schedule shall obligate Lessee to lease and accept the Equipment described therein from Lessor. No Schedule shall be binding on Lessor unless and until executed by Lessor. Anything to the contrary notwithstanding, neither Lessor nor Lessee shall have any obligation to accept, execute or enter into any Schedule or to acquire or lease any equipment. Title to all Equipment shall at all times remain in Lessor.
2.    TERM. The Master Lease shall be effective upon execution hereof by Lessor. The term of this Lease shall begin on the rent commencement date shown in the applicable Schedule and shall continue for the number of consecutive months from the rent commencement date shown in such Schedule (the "initial term") unless earlier terminated by Lessor as provided herein.
3.    RENT. Lessee shall pay as basic rent for the initial term of this Lease the amount shown in the related Schedule as Total Basic Rent. The Total Basic Rent shall be payable in installments each in the amount of the basic rental payment set forth in the related Schedule plus sales and use tax thereon if applicable. Lessee shall pay advance installments and any security deposit, each as shown in the related Schedule, on the date it is executed by Lessee. Subsequent installments shall be payable on the first day of each rental payment period shown in the related Schedule beginning after the first rental payment period; provided, however, that Lessor and Lessee may agree to any other payment schedule, including irregular payments or balloon payments, in which event they shall be set forth in the Schedule. If the actual cost of the Equipment is more or less than the Total Cost as shown in the Schedule, the amount of each installment of rent will be adjusted up or down to provide the same yield to Lessor as would have been obtained if the actual cost had been the same as the Total Cost. Adjustments shall be made by execution by both parties hereto of a written amendment to the Schedule reflecting the change in Total Cost and basic rental payment. Lessee’s obligations under this Section 3 shall survive the termination of this Master Lease and/or any Schedule(s).
4.    SECURITY DEPOSIT. Lessor may apply any security deposit toward any obligation of Lessee under any Schedule and shall return any unapplied balance to Lessee without interest upon full satisfaction of all of Lessee's obligations under this Master Lease, any Schedule or Schedules, collectively.
5.    WARRANTIES. Lessee agrees that it has selected each item of Equipment based upon its own judgment. LESSEE ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT: THE EQUIPMENT IS OF A SIZE, DESIGN, CAPACITY, DESCRIPTION AND MANUFACTURE SELECTED BY THE LESSEE; LESSEE HAS RELIED ON ITS OWN SKILL AND EXPERIENCE IN SELECTING THE EQUIPMENT AND LESSEE IS SATISFIED THAT THE EQUIPMENT IS SUITABLE AND FIT FOR ITS PURPOSES; AND LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY WITH RESPECT TO THE EQUIPMENT, EXPRESS OR IMPLIED, AND LESSOR SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, OR AS TO THE QUALITY, CONDITION OR CAPACITY OF THE EQUIPMENT OR THE MATERIALS IN THE EQUIPMENT OR WORKMANSHIP OF THE EQUIPMENT, LESSOR’S TITLE TO THE EQUIPMENT , OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY LOSS, DAMAGE, OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY EQUIPMENT OR THE USE OR MAINTENANCE THEREOF OR THE FAILURE OR OPERATION THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT LESSOR SHALL NOT BE LIABLE FOR DAMAGES OF ANY KIND, INCLUDING ANY LIABILITY FOR CONSEQUENTIAL DAMAGES, ARISING OUT OF THE USE OF OR THE INABILITY TO USE THE EQUIPMENT. NO DEFECT OR UNFITNESS OF THE EQUIPMENT AND NO FAILURE ON THE PART OF THE MANUFACTURER OR THE SHIPPER OF THE EQUIPMENT OR ANY OTHER THIRD-PARTY SERVICE PROVIDER TO DELIVER THE EQUIPMENT OR ANY PART THEREOF OR TO PROVIDE ANY SERVICE THEREOF TO LESSEE SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR ANY OTHER OBLIGATION HEREUNDER. Lessor shall have no obligation in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Lessee shall look only to persons other than Lessor such as the manufacturer, vendor or carrier thereof should any item of Equipment for any reason and in any way be defective. To the extent permitted by the manufacturer and/or vendor and provided Lessee is not in default under the Lease, Lessor shall make available to Lessee all manufacturer and/or vendor warranties with respect to the Equipment. All such risks, as between Lessor and Lessee, are to be borne by Lessee.
6.    LESSEE COVENANTS, REPRESENTATIONS AND WARRANTIES.
(a)    Affirmative Covenants. Lessee shall, at its sole expense: (i) pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims, whether for labor, materials, supplies, rent or services, which might or could if unpaid become a lien on the Equipment; (ii) comply with all laws and regulations and rules, all manufacturer's instructions and warranty requirements, and with the conditions and requirements of all policies of insurance relating to the Equipment and its use; (iii) mark and identify the Equipment with all information and in such manner as Lessor or its assigns may request from time to time and replace promptly any such markings or identification which are removed, defaced or destroyed; (iv) upon prior notice from Lessor, grant Lessor free access to enter upon the premises wherein the Equipment shall be located or used and permit Lessor to inspect the Equipment and all applicable maintenance records, provided Lessor shall comply with Lessee’s standard and reasonable security regulations; (v) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied; (vi) within forty-five (45) days after the end of each fiscal quarter other than the final fiscal quarter of each fiscal year, to the extent such information is not publicly available, deliver to Lessor a balance sheet, a statement of cash flow and a statement of income as at the end of such quarter, each setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year; (vii) within one hundred and twenty (120) days after the end of each fiscal year, deliver to Lessor a balance sheet as at the end of such year and statements of income and cash flow for such year, with accompanying notes to financial statements, each setting forth in comparative form the corresponding figures for the preceding year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Lessee's chief financial officer as fairly presenting the financial position and results of operations of Lessee, and, in the case of year-end financial statements, certified by an independent accounting firm acceptable to Lessor; and (viii) with reasonable promptness, furnish Lessor with such other information, financial or otherwise, relating to Lessee or the Equipment as Lessor shall reasonably request.
(b)    Negative Covenants. Lessee shall not (i) voluntarily or involuntarily create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Lease or any of Lessee's interest thereunder; (ii) permit the name of any person, association or corporation other than the Lessor or Lessee to be placed on the Equipment; (iii) part with possession or control of or suffer or allow to pass out of its possession or control any item of the Equipment or change the location of the Equipment or any part thereof from the address shown in the applicable Schedule except with the prior written consent of Lessor which shall not be unreasonably withheld; (iv) ASSIGN OR IN ANY WAY TRANSFER OR DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT; (v) change (a) its name or address from that set forth above, (b) the state under whose laws it is organized as of the date hereof, or (c) the type of organization under which it exists as of the date hereof unless it shall have given Lessor or its assigns no less than thirty (30) days' prior written notice of any such proposed change; (vi) permit the sale or transfer of any shares of its capital stock or of any ownership interest in the Lessee to any person, persons, entity or entities (whether in one transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Lessee from the person, persons, entity or entities who hold ownership and/or control of the Lessee as of the date of this Master Lease without the prior written consent of Lessor, which shall not be unreasonably withheld; or (vii) consolidate with or merge into or with any other entity, or purchase or otherwise acquire all or substantially all of the assets or stock or other ownership interest of any person or entity or sell, transfer, lease, liquidate or otherwise dispose of all or substantially all of Lessee’s assets to any person or entity without the prior written consent of Lessor, which shall not be unreasonably withheld; provided that no consent will be required to any event listed in clauses (vi) or (vii) if Lessee provides Lessor with at least 30 days prior written notice of such event and the transferee or successor entity has at least the same credit and financial standing as the Lessee as of the date of this Master Lease as determined by Lessor In its sole, but reasonable, discretion.
(c)    Representations and Warranties. Lessee represents and warrants to Lessor, that effective on the date on which Lessee executes this Master Lease and each Schedule: (i) the execution and delivery of this Master Lease and each Schedule and the performance of Lessee's obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Lessee, that Lessee has adequate capacity to enter into and perform the obligations thereunder, and are not in contravention of, and will not result in a breach or default of, any of the terms of Lessee's charter, by-laws, articles of incorporation, organization or other organic documents or any loan agreements, leases, instruments other financings or indentures of Lessee, or any other contract, agreement or instrument to which Lessee is a party or by which it is bound; (ii) the person signing the Master Lease and each Schedule on behalf of Lessee is duly authorized; (iii) Lessee's exact legal name as it appears on its charter or other organic documents, including as to punctuation and capitalization, state of incorporation or formation and its principal place of business or chief executive office are as set forth in the heading of this Master Lease; (iv) Lessee is duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and is duly qualified and authorized to transact business in, and is in good standing under the laws of, each other state in which the Equipment is or will be located;(v) there has been no change in the name of the Lessee, or the name under which Lessee conducts business within the one year preceding the date hereof except as previously reported in writing to Lessor; (vi) Lessee has not moved its principal place of business or chief executive office, or has not changed the jurisdiction of its organization within the one year preceding the date hereof except as previously reported to Lessor in writing; (vii) this Master Lease and each Schedule constitute a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms; (viii) all information provided by Lessee to Lessor in connection with this Lease is true and correct; (ix) the Equipment will be used primarily for business purposes as opposed to personal, family or household purposes; (x) Lessee is not and, during the term of this Lease and any extension or renewal thereof, will not be, in breach or default in any material respect of any loan agreement or other agreement concerning Lessee’s lines of credit or similar loan facility with any bank, secured lender or other financial institution; (xi) there has not been nor is there any material adverse change in the financial or operating condition of the Lessee since May 9, 2013; (xii) Lessee has not received any accounting, reporting or tax advice from Lessor, and Lessor shall have no liability for Lessee’s failure to report or to secure any particular tax benefits or accounting treatment with respect to the Equipment or the Lease; and (xiii) there are no suits pending or threatened against Lessee or any guarantor of the Lessee's obligations (each, a "Guarantor") which, if decided adversely, might materially adversely affect Lessee's or such guarantor's financial condition, the value, utility or remaining useful life of the Equipment, the rights intended to be afforded to Lessor hereunder or under any guarantee or the ability of Lessee or any guarantor to perform its obligations under the Lease or any document delivered in connection with the Lease.
7.    TAXES. Lessee shall promptly pay when due, and reimburse and indemnify and hold Lessor harmless from, all sales, use, property, excise and other taxes, all license and registration fees or other charges now or hereafter imposed by any governmental body or agency upon the Equipment or its use, ordering, purchase, sale, ownership, delivery, leasing, possession, storage, use, operation, maintenance, repair, return or other disposition of the Equipment, or for titling or registering the Equipment, or upon the income or other proceeds received with respect to the Equipment or this Lease or the rentals hereunder; provided, however, that Lessee shall not be required to pay taxes on or measured by the net income of Lessor. Lessee shall prepare and file all tax returns relating to taxes for which Lessee is responsible hereunder which Lessee is permitted to file under the laws of the applicable taxing jurisdiction and upon the request of Lessor, Lessee shall furnish written evidence of Lessee’s payment to Lessor. Upon the expiration or earlier termination of the Lease, Lessee shall pay to Lessor any such taxes accrued or assessed but not yet due and payable.
8.    INDEMNITY. Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all claims, losses, liabilities (including negligence, tort and strict liability), damages, judgments, obligations, actions, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including attorneys' fees and costs) incurred by or to any person whomsoever and/or property whatsoever, regardless of the basis, including allegations (by third parties) of wrongful, negligent or improper act or misuse by Lessor arising out of, or in any manner connected with, or resulting directly or indirectly from, the Equipment, including, without limitation, the manufacture, purchase, leasing, financing, selection, ownership, delivery, rejection, non-delivery, transportation, possession, use, storage, operation, condition, maintenance, repair, removal, return or other disposition of the Equipment or with this Lease, including without limitation, claims for injury to or death of persons and for damage to property, whether arising under the doctrine of strict liability, by operation of law or otherwise, and to give Lessor prompt notice of any such claim or liability. Upon duly executed and written request of Lessor, Lessee shall assume the defense of all demands, claims, actions, suits and proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof.
9.    TITLE AND ASSIGNMENT. The Equipment shall at all times remain the personal property of Lessor. Lessee shall have no right, title or interest in the Property, except for the express rights granted hereunder. Lessee shall hold all Equipment subject and subordinate to the rights of Lessor and protect it from any other liens. Notwithstanding the foregoing, Lessee hereby grants to Lessor a security interest in the Equipment and in the rights of Lessee under any license agreements with respect to any software included in any of the Equipment (but only if and to the extent the grant of such security interest with respect to such software does not result in the creation or breach of any legal obligations on the part of Lessee) as security for all Lessee’s obligations to Lessor of every kind or nature. Lessee authorizes Lessor to file a financing statement(s) and agrees to execute and deliver any instruments reasonably requested by Lessor in order to protect Lessor’s interest in the Equipment and any proceeds thereof. Lessee shall at its sole expense (i) defend Lessor’s title to the Equipment against all persons claiming against or through Lessee, (ii) at all times keep the Equipment free and clear of any claim, suit liens or encumbrances whatsoever (except any placed thereon by Lessor and arising solely from the Lease), and (iii) give Lessor immediate written notice of any such claim, suit, lien or encumbrance.
LESSEE SHALL NOT ASSIGN OR IN ANY WAY DISPOSE OF ANY OR ALL OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE OF ALL OR ANY PART OF THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. In the event Lessor has consented to any sublease of the Equipment, Lessee hereby assigns and grants to Lessor a security interest in any and all rights under any sublease(s), to secure all obligations to Lessor, and Lessee shall deliver to Lessor the original of such sublease(s).
Lessee agrees, acknowledges and consents that Lessor may sell, assign or transfer any or all of its interest in this Lease or sell or grant a security interest in all or any part of the Equipment, without notice to or the consent of Lessee. Lessee agrees not to assert against any assignee of Lessor any setoff, recoupment, claim, counterclaim or defense Lessee may have against Lessor or any person other than such assignee. Lessee agrees that if it receives written notice of an assignment from Lessor, it will pay all Rent and other payments payable under each Schedule to such assignee or as instructed by Lessor or the assignee identified in the notice received from Lessor. An assignee of Lessor shall have all rights of Lessor under the applicable Lease, to the extent assigned, separately exercisable by such assignee independently of Lessor or any assignee with respect to other leases. Upon any such assignment and except as may otherwise be provided therein all references in this Master Lease to Lessor shall include such assignee. Lessee will cooperate with Lessor in executing any documentation, including any amendment to this Lease, reasonably required by Lessor or any assignee of Lessor to effectuate any such assignment; provided, however, that Lessee shall not be obligated to sign any document which materially changes Lessee’s duties or obligations under this Lease.
10.    EQUIPMENT PERSONALTY. The Equipment shall remain personal property regardless of its attachment to realty, and Lessee agrees to take such action at its expense as may be necessary to prevent any third party from acquiring any interest in the Equipment as a result of its attachment to realty. If requested by Lessor with respect to any item of the Equipment, Lessee will obtain and deliver to Lessor waivers of interest or liens in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on or in which such item of the Equipment is installed or located.
11.    USE AND MAINTENANCE. Lessee will use the Equipment with due care and only for the purpose for which it is intended. Lessee will, by qualified personnel, use, maintain, repair, modify (to the extent permitted or required herein) in accordance with prudent practices (but in no event less than the same extent to which Lessee maintains other similar equipment owned or leased by it) and for the purpose for which such Equipment was designed, in compliance with insurance policies, manufacturer's specified maintenance programs, warranties and applicable laws, and shall keep the Equipment in as good repair, condition, appearance and good operating order as when originally received by Lessee, ordinary wear and tear excepted, and will furnish all required labor, repairs, replacements and parts of the Equipment as may from time to time become worn out, lost, stolen, destroyed or damaged or unfit for use, all at its sole expense. Lessee shall enter into and maintain in force, for the term of each Lease (after the expiration of any applicable manufacturer’s warranty), a maintenance contract with the manufacturer of the Equipment or with a service organization satisfactory to Lessor and provide Lessor with a copy of such contract and all supplements thereto upon Lessor’s request. Lessee shall take all actions necessary to cause the Equipment to remain eligible for any maintenance program of the manufacturer, including the purchase of all replacements, upgrades and enhancements relating to the Equipment and the software used on, embedded in or with the Equipment, that are required by the manufacturer for such eligibility. Lessee shall, at its expense, make all modifications and improvements to the Equipment required by law. Lessee may, at its sole cost and expense, make any modifications to the Equipment, provided that such modifications (a) are readily removable without causing damage to the Equipment, (b) do not reduce the value, utility, marketability or remaining useful life of the Equipment, and (c) are of a kind that customarily are made by lessees or purchasers of equipment similar to the Equipment. All parts, alterations, additions, attachments, upgrades, modifications and improvements to the Equipment (or any component thereof) shall, when installed or made, automatically and immediately become the property of Lessor and part of the Equipment for all purposes; provided, that any modification not required by law shall if requested by Lessor be removed by Lessee and any damage to the Equipment resulting from such removal and the cost thereof shall be borne by the Lessee and repaired prior to the return of the Equipment to the Lessor. The Equipment shall not be used outside of the United States without Lessor's prior written consent.
12. LOSS OR DAMAGE.
(a)    Lessee hereby assumes the entire risk of damage to or loss of the Equipment from any cause whatsoever, whether or not insured against, while in transit or during the term hereof.
(b)    No loss or damage to the Equipment or any part thereof shall affect any obligation of Lessee under this Lease, which shall continue in full force and effect. Lessee shall advise Lessor in writing within thirty (30) days of any item of Equipment becoming lost, stolen or damaged and of the circumstances and extent of such damage. In the event any item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of condemnation or seizure of any item of Equipment (a “Casualty Event”), Lessee shall promptly pay Lessor, within ten (10) days after demand by Lessor, an amount equal to the Lessor’s Loss as defined in paragraph 18 below. Upon payment of such amount to Lessor, such item shall become the property of Lessee, Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest therein, the rent with respect to such item shall terminate, and the basic rental payments on the remaining items shall be reduced accordingly. Lessee shall pay any sales and use taxes due on such transfer. Any insurance or condemnation proceeds received by Lessee for the Casualty Event in the amount of Lessor’s Loss shall be paid to Lessor and credited to Lessee's obligation under this paragraph and Lessee shall be entitled to any surplus. If Lessor has already received payment of the Lessor’s Loss at the time that any insurance proceeds are paid to Lessee, then Lessee may retain the insurance proceeds.
(c)    Whenever the Equipment is damaged and such damage can be repaired, Lessee shall, at its expense, promptly effect such repairs as are necessary for compliance with paragraph 11 above. Provided no Event of Default has occurred and is then continuing, proceeds of insurance shall be paid to and administered by Lessee with respect to such reparable damage to the Equipment if such damage is $1,000,000 or less and shall be applied by Lessee to the repair of the Equipment; provided, however, that, upon and during the continuance of an Event of Default, such proceeds shall be paid to Lessor and may be applied by Lessor, at Lessor’s option, to the repair of the Equipment or to the payment of any rent or other sum due or to become due hereunder.
13.    INSURANCE. Lessee shall obtain and maintain on or with respect to the Equipment at its own expense (and shall not be covered by Lessee’s rental payments hereunder) in force at all times from shipment of the Equipment to Lessee until the surrender thereof (a) comprehensive general liability insurance insuring against liability for bodily injury and property damage with a minimum limit of $1 million combined single limit per occurrence and (b) physical damage insurance insuring against loss or damage to the Equipment in an amount not less than the Lessor’s Loss as defined in paragraph 18 below. Lessee shall furnish Lessor with a certificate of insurance evidencing the issuance of a policy or policies to Lessee in at least the minimum amounts required herein naming Lessor as an additional insured thereunder for the liability coverage and as loss payee for the property damage coverage. Each such policy shall be in such form and with such insurers having an A.M. Best rating of not less than A-. Lessee shall immediately notify Lessor if it receives notice from the insurer or if Lessee has actual knowledge of (i) the cancellation or nonrenewal of such policy or (ii) any amendment to the terms of such policy if such amendment would cause the policy no longer to conform to the policy requirements stated in this paragraph. Lessee shall deliver, annually and at any time that there is a change in insurance carrier, to Lessor evidence satisfactory to Lessor of the required insurance coverage. Lessor shall be under no duty to ascertain the existence of or to examine any such policy or to advise Lessee in the event any such policy shall not comply with the requirements hereof.
14.    RETURN OF THE EQUIPMENT. If the Lessee has not exercised any purchase option granted in connection with the Lease, upon the expiration or earlier termination of this Lease by Lessor, Lessee will immediately deliver the Equipment to and in the manner designated by the Lessor in the same condition as when delivered to Lessee fully capable of performing all functions for which it was originally designed (or as upgraded during the Lease Term), ordinary wear and tear excepted, and in compliance with any additional return conditions set forth in the applicable Schedule, at such location within the continental United States as Lessor shall designate. Lessee shall pay all packing, shipping, delivery, inspection, transportation and other expenses relating to such delivery. Lessee shall arrange for the disassembly and packing of the Equipment, together with all parts and pieces and then reassembly (including, if necessary, repair, de-installation of alterations, attachments or additions, and overhaul of the Equipment) by an authorized representative of the manufacturer and Lessee shall bear all risk of damage or loss until the Equipment is returned to Lessor at the designated location. Without limiting the generality of the foregoing, returned Equipment shall be in such condition to immediately qualify for (i) the manufacturer's (or other authorized service representative's) then available service contract or warranty, and (ii) all applicable licenses or permits necessary for its operation for its intended purposes and to comply with all specifications and requirements of applicable federal, state and local laws. The Equipment shall be returned with all related maintenance logs, operating manuals and other related materials and all such materials will be undamaged and contain all pages.
15.    ADDITIONAL ACTION; EXPENSES. Lessee will promptly execute and deliver to Lessor such further documents and take such further action as Lessor may request in order to carry out more effectively the intent and purpose of this Lease, including the execution and delivery of appropriate financing statements to protect fully Lessor's interest hereunder in accordance with the Uniform Commercial Code or other applicable law. Lessor and any assignee of Lessor is authorized to file one or more Uniform Commercial Code financing statements without the signature of Lessee or signed by Lessor or any assignee of Lessor as attorney-in-fact for Lessee. Lessee hereby grants to Lessor a power of attorney in Lessee's name, to apply for a certificate of title for any item of Equipment that is required to be titled under the laws of any jurisdiction where the Equipment is or may be used and/or to transfer title thereto upon the exercise by Lessor of its remedies upon an Event of Default by Lessee under this Lease. Lessee acknowledges that Lessor may incur out-of-pocket costs and expenses in connection with the transactions contemplated by this Lease, and accordingly agrees to pay (or reimburse Lessor for) the reasonable costs and expenses related to procuring certified charter documents and good standing certificates of Lessee and any Guarantor of Lessee's obligations hereunder. Lessee will do whatever may be necessary to have a statement of the interest of Lessor and any assignee of Lessor in the Equipment noted on any certificate of title relating to the Equipment and will deliver said certificate to Lessor. If Lessee fails to perform or comply with any of its agreements, Lessor may perform or comply with such agreements in its own name or in Lessee's name as attorney-in-fact and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance, together with interest thereon at the rate provided below, shall be deemed rent payable by Lessee upon demand.
16.    LATE CHARGES. If any payment, whether for rent or otherwise, is not paid within ten (10) days of when due, Lessor may impose a late charge of 1.5% of the amount past due for each month or portion thereof that such amount remains unpaid (or the maximum amount permitted by applicable law if less). Payments thereafter received shall be applied first to delinquent installments and then to current installments.
17.    DEFAULT. Time is of the essence under this Lease and each of the following events shall constitute an "Event of Default" hereunder: (a) Lessee shall fail to pay any installment of basic rent or any other amount due hereunder when due; (b) any certificate, representation, warranty or financial or credit information heretofore or hereafter made or furnished by or on behalf of Lessee or any Guarantor proves to have been false or misleading in any material respect or omitted any material fact, contingent or unliquidated liability or claim against Lessee or any such Guarantor; (c) Lessee shall fail to observe or perform (other than the payment of rent or any other payment associated therewith) any term, covenant or condition of the Lease or any other agreement to be observed or performed by Lessee hereunder and the continuance thereof for twenty (20) days following written notice thereof by Lessor to Lessee; (d) Lessee or any Guarantor or any partner of Lessee if Lessee is a partnership shall cease doing business as a going concern, make an assignment for the benefit of creditors, become insolvent, or engage in any dissolution or liquidation proceedings; (e) Lessee or any Guarantor or any partner of Lessee if Lessee is a partnership shall voluntarily file, or have filed against it involuntarily, a petition for liquidation, reorganization, adjustment of debt, or similar relief under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, or a trustee, receiver, or liquidator shall be appointed of it or of all or a substantial part of its assets and, if involuntary, such petition or appointment shall not have been revoked within sixty (60) days; (f) Lessee or any Guarantor shall be in breach of or in default in the payment or performance of any obligation under any credit agreement, conditional sales contract, lease or other contract with Lessor, an affiliate of Lessor or any other person or entity, howsoever arising; (g) Lessee, or any Guarantor of this Lease shall suffer a material adverse change in its financial condition or change in its credit rating from the date hereof, whereupon and as a result thereof Lessor deems itself or any of the Equipment to be insecure; or (h) any Guarantor fails to pay or perform any obligation owing to Lessor, or breaches or fails to observe or perform any term, condition, covenant, representation or warranty contained in any agreement made by such Guarantor in favor of Lessor and such failure or breach continues beyond the applicable grace or cure period set forth in such agreement, if any. Notwithstanding the foregoing, so long as no Event of Default exists, Lessor shall not interfere with Lessee’s right to use the Equipment under any Lease during the initial term or any renewal term.
18.    REMEDIES. Lessor and Lessee agree that Lessor's damages suffered by reason of an Event of Default are uncertain and not capable of exact measurement at the time this Lease is executed because the value of the Equipment at the expiration of this Lease is uncertain, and therefore they agree that for purposes of this paragraph 18 "Lessor's Loss" as of any date shall be the sum of the following: (1) the amount of all rent and other amounts payable by Lessee hereunder due but unpaid as of such date plus (2) the amount of all unpaid rent for the balance of the term of this Lease not yet due as of such date (at the Discount Rate as defined below) discounted from the respective dates installment payments would be due plus (3) 10% of the cost of the Equipment that is subject to this Lease as of such date (provided however, that with regard to any Schedule that expressly sets forth a “Final Purchase Payment” other than 10% of the cost of the Equipment, then the amount of such Final Purchase Payment shall be substituted in place of the 10% in this clause (3) for the purpose of calculating Lessor’s Loss with regard to such Schedule.) "Discount Rate" means (i) the rate set forth for the Treasury Constant Maturities having the closest term to (but not longer than) the original term of the applicable Schedule, as set forth in the Federal Reserve Board H.15 Release (Selected Interest Rates) as of the Rent Commencement Date applicable to such Schedule, (ii) the rate set forth for the Treasury Constant Maturities having the closest term to (but not longer than) the remaining term of the applicable Schedule, as set forth in the Federal Reserve Board H.15 Release (Selected Interest Rates) as of the date of calculation of Lessor's Loss applicable to such Schedule, or (iii) 3%, whichever is lowest. If a rate referred to in the preceding clauses "(i)" or "(ii)" is not published in the publication referenced above, such rate shall be taken from a reputable source selected by Lessor.
Upon the occurrence of an Event of Default and at any time thereafter, Lessor may exercise any one or more of the remedies listed below as Lessor in its sole discretion may lawfully elect; provided, however, that upon the occurrence of an Event of Default specified in paragraph 17(e) with respect to a petition for liquidation, reorganization, adjustment of debt, or similar relief under the federal Bankruptcy Code or any other present or future federal or state bankruptcy or insolvency law, an amount equal to Lessor's Loss as of the date of such occurrence shall automatically become and be immediately due and payable without notice or demand of any kind. The exercise of any one remedy shall not be deemed an election of such remedy or preclude the exercise of any other remedy, and such remedies may be exercised concurrently or separately but only to the extent necessary to permit Lessor to recover amounts for which Lessee is liable hereunder.
(a)    Lessor may, by written notice to Lessee, terminate this Lease as to any or all of the Equipment subject hereto and declare an amount equal to Lessor's Loss as of the date of such notice to be immediately due and payable, as liquidated damages and not as a penalty, and the same shall thereupon be and become immediately due and payable without further notice or demand, and all rights of Lessee to use the Equipment shall terminate but Lessee shall be and remain liable as provided in this paragraph 18. Lessee shall at its expense promptly deliver the Equipment to Lessor at a location or locations within the continental United States designated by Lessor. Lessor may also enter upon the premises where the Equipment is located and take immediate possession of and remove the same with or without instituting legal proceedings.
(b)    Lessor may proceed by appropriate court action to enforce performance by Lessee of the applicable covenants of this Lease or to recover, for breach of this Lease, Lessor's Loss as of the date Lessor's Loss is declared due and payable hereunder; provided, however, that upon recovery of Lessor's Loss from Lessee in any such action without having to repossess and dispose of the Equipment, Lessor shall transfer the Equipment to Lessee at its then location upon payment of any additional amount due under clauses (d), (e) and (f) below.
(c)    In the event Lessor repossesses the Equipment, Lessor shall either retain the Equipment in full satisfaction of Lessee's obligation hereunder or sell or lease each item of Equipment in such manner and upon such terms as Lessor may in its sole discretion determine. The proceeds of any such sale or lease shall be applied to reimburse Lessor for Lessor's Loss and any additional amount due under clauses (d), (e) and (f) below. Lessor shall be entitled to any surplus and Lessee shall remain liable for any deficiency. For purposes of this subparagraph, the proceeds of any lease of all or any part of the Equipment by Lessor shall be the amount reasonably assigned by Lessor as the cost of such Equipment in determining the rent under such lease.
(d)    Lessor may recover interest on the unpaid balance of Lessor's Loss plus any amounts recoverable under clauses (e) and (f) of this paragraph 18 from the date it becomes payable until fully paid at the rate of the lesser of 12% per annum or the highest rate permitted by law.
(e)    In addition to any other recovery permitted hereunder or under applicable law, Lessor may recover from Lessee an amount that will fully compensate Lessor for any loss of or damage to Lessor’s residual interest in the Equipment.
(f)    Lessor may exercise any other right or remedy available to it by law or by agreement, and may in any event recover reasonable legal fees and other costs and expenses incurred by reason of an Event of Default or the exercise of any remedy hereunder, including expenses of repossession, repair, storage, transportation, and disposition of the Equipment. Any payment received by Lessor may be applied to unpaid obligations as Lessor in its sole discretion determines.
(g)    Lessor may immediately, without prior notice to Lessee, in its sole and absolute discretion exercise the right (i) to not finance any further Schedules or requests for additional or future Equipment and (ii) to terminate all obligations or commitments, if any, to finance Lessee’s Equipment needs.
If any Schedule or this Master Lease is deemed at any time to be a lease intended as security, Lessee grants Lessor a security interest in the Equipment to secure its obligations under such Schedule, the Master Lease, all other Schedules and all other indebtedness at any time owing by Lessee to Lessor. Lessee agrees that upon the occurrence of an Event of Default, in addition to all of the other rights and remedies available to Lessor hereunder, Lessor shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.
No express or implied waiver by Lessor of any breach of Lessee's obligations hereunder shall constitute a waiver of any other breach of Lessee's obligations hereunder.
19.    NOTICES. Any notice hereunder to Lessee or Lessor shall be in writing and shall be deemed to have been given when delivered personally or deposited with a nationally-recognized overnight courier service or in the United States mails, postage prepaid, addressed to recipient at its address set forth above or at such other address as may be last known to the sender.
20.    NET LEASE AND UNCONDITIONAL OBLIGATION. This Lease is a completely net lease and it being the intention of the parties hereunder that Lessee's obligation to pay rent, all costs, expenses, liabilities and all other amounts payable by Lessee hereunder is absolute, unconditional and irrevocable, and shall be paid and borne by the Lessee without any abatement, reduction, setoff or defense of any kind.
21.    NON-CANCELABLE LEASE. This Lease cannot be canceled, prepaid or terminated except as expressly provided herein or in the applicable Schedule.
22.    SURVIVAL. Lessee's obligations under paragraphs 3, 7, 8, 16, 18, and 23 shall survive termination or expiration of this Lease.
23.    TAX INDEMNITY. Lessor's loss of, or loss of the rights to claim, or recapture of, all or any part of the federal or state income tax benefits Lessor anticipated as a result of entering into this Lease and owning the Equipment is referred to herein as a "Loss". If for any reason this Lease is not a true lease for federal or state income tax purposes, or if for any reason (even though this Lease may be a true lease) Lessor is not entitled to depreciate the Equipment for federal or state income tax purposes in the manner that Lessor anticipated when entering into this Lease, and as a result Lessor suffers a Loss, then Lessee agrees to pay Lessor, as additional basic rent, a lump sum amount which, after the payment of all federal, state and local income taxes on the receipt of such amount, and using the same assumptions as to tax benefits and other matters Lessor used in originally evaluating and pricing this Lease, will in the reasonable opinion of Lessor maintain Lessor's net after-tax rate of return with respect to this Lease at the same level it would have been if such Loss had not occurred. The Lessor makes no representation with respect to the income tax consequences of this Lease or the Equipment. Lessor will notify Lessee of any claim that may give rise to indemnity hereunder. Lessor shall make a reasonable effort to contest any such claim but shall have no obligation to contest such claim beyond the administrative level of the Internal Revenue Service or other taxing authority. In any event, Lessor shall control all aspects of any settlement and contest. Lessee agrees to pay the legal fees and other out-of-pocket expenses incurred by Lessor in defending any such claim even if Lessor's defense is successful. Notwithstanding the foregoing, Lessee shall have no obligations to indemnify Lessor for any Loss caused solely by (a) a casualty to the Equipment if Lessee pays the amount Lessee is required to pay as a result of such casualty, (b) Lessor's sale of the Equipment other than on account of an Event of Default hereunder, (c) failure of Lessor to have sufficient income to utilize its anticipated tax benefits or to timely claim such tax benefits, and (d) a change in tax law (including tax rates) effective after the Lease begins. For purposes of this paragraph 23, the term "Lessor" shall include any member of an affiliated group of which Lessor is (or may become) a member if consolidated tax returns are filed for such affiliated group for federal income tax purposes. Lessee's indemnity obligations under this paragraph 23 shall survive termination of this Lease.
24.    COUNTERPARTS. There shall be one original of the Master Lease and of each Schedule and it shall be marked "Original." To the extent that any Schedule constitutes chattel paper (as that term is defined by the Uniform Commercial Code), a security interest may only be created in the Schedule marked "Original."
25.    NON-WAIVER. No course of dealing between Lessor and Lessee or any delay or omission on the part of Lessor in exercising any rights hereunder shall operate as a waiver of any rights of Lessor. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver or consent shall be binding upon Lessor unless it is in writing and signed by Lessor. To the extent permitted by applicable law, Lessee hereby waives the benefit and advantage of, and covenants not to assert against Lessor, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or re-leasing made under the judgment, order or decree of any court or under the powers of sale and re-leasing conferred by this Lease or otherwise. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Article 2A-508 through 2A-522 of the Uniform Commercial Code, including but not limited to Lessee's rights to: (i) cancel this Lease; (ii} repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution of Equipment identified to this Lease; (x) recover any general, special, incidental, or consequential damages for any reason whatsoever; and (xi) specific performance, replevin, detinue, sequestration, claim, delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in paragraph 18 or which may otherwise limit or modify any of Lessor' rights or remedies under paragraph 18.
26.    MISCELLANEOUS. This Master Lease and related Schedule(s) constitute the entire agreement between Lessor and Lessee and may be modified only by a written instrument signed by Lessor and Lessee. Any provision of this Lease that is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Lease, and any such unenforceability in any jurisdiction shall not render unenforceable such provision in any other jurisdiction. Paragraph headings are for convenience only, are not part of this Lease and shall not be deemed to effect the meaning or construction of any of the provisions hereof. In the event there is more than one Lessee named in this Master Lease or in any Schedule, the obligations of each shall be joint and several. Lessor may in its sole discretion, accept a photocopy, electronically transmitted facsimile or other reproduction of this Master Lease and/or a Schedule (a "Counterpart") as the binding and effective record of this Master Lease and/or a Schedule whether or not an ink signed copy hereof or thereof is also received by Lessor from Lessee, provided, however, that if Lessor accepts a Counterpart as the binding and effective record of this Master Lease or a Schedule, the Counterpart acknowledged in writing by Lessor shall constitute the record hereof or thereof. Lessee represents to Lessor that the signature that appears on the Counterpart that is transmitted by Lessee to Lessor in any manner described above is intended by Lessee to authenticate the Counterpart notwithstanding that such signature is electronic, facsimile or a reproduction and Lessee further agrees that a Counterpart of this Master Lease or a Schedule received by Lessor, shall, when acknowledged in writing by Lessor, constitute an original document for the purposes of establishing the provisions hereof and thereof and shall be legally admissible under the best evidence rule and binding on and enforceable against Lessee. If Lessor accepts a Counterpart of a Schedule as the binding and effective record thereof only such Counterpart acknowledged in writing by Lessor shall be marked "Original" and to the extent that a Schedule constitutes chattel paper, a security interest may only be created in the Schedule that bears Lessor's ink signed acknowledgement and is marked "Original." This Lease shall in all respects be governed by, and construed in accordance with, the substantive laws of the state of New York. LESSEE HEREBY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS LEASE. TIME IS OF THE ESSENCE WITH RESPECT TO THE OBLIGATIONS OF LESSEE UNDER THIS LEASE.
IN WITNESS WHEREOF, the parties hereto have executed this Master Lease as of the date indicated.

Lessor	Lessee
Cyan, Inc.,	Windstream Supply LLC,
a Delaware corporation	an Ohio limited liability company

By: /s/ Michael W. Zellner	By: /s/ Anthony W. Thomas

Michael W. Zellner	Anthony W. Thomas
Print Name	Print Name
CFO	CFO
Title	Title

Date: 9/27/13	Date: 9/27/13

A&R Master Lease    1